EXHIBIT 99.1

Release        News Release        News Release        News Release        News

[LOGO OF AMERICA EXPRESS COMPANY]                      American Express Company
                                                       American Express Tower
                                                       World Financial Center
                                                       New York, N.Y. 10285-4801

Media Contacts:
Melissa Abernathy (US)       Sally Brown (Europe)       Susan Prior
American Express Company     American Express Company   Rosenbluth International
212-640-5060                 (44) 207-976-4498          215-977-4859
melissa.abernathy@aexp.com   sally.e.brown@aexp.com     sprior@rosenbluth.com


FOR IMMEDIATE RELEASE


             AMERICAN EXPRESS TO ACQUIRE ROSENBLUTH INTERNATIONAL,
                  A LEADING GLOBAL TRAVEL MANAGEMENT COMPANY

              TWO CORPORATE TRAVEL LEADERS JOIN FORCES TO DELIVER
--------------------------------------------------------------------------------
    HIGHER LEVEL OF AGENCY SERVICE, TECHNOLOGY INNOVATION AND GLOBAL REACH


NEW YORK, NY - July 15, 2003 -- American Express has signed a definitive agreement to acquire Rosenbluth International, a leading global travel management company. A privately held company based in Philadelphia, Pennsylvania, Rosenbluth International owns and/or manages corporate travel operations in 15 countries and posted global business travel volume of over $3 billion in 2002. Terms of the transaction were not disclosed. The transaction is expected to be completed within the next few months, subject to regulatory approval.

         This acquisition will expand American Express' position as the largest corporate travel management company in the world and strengthen its ability to serve the interests of its clientele of small, mid-sized and large corporate customers. Last year, American Express booked global travel volume of $15.5 billion.

         Under the terms of the agreement, American Express will purchase all the shares of Rosenbluth International. The agreement excludes certain assets of Rosenbluth, including Up|Stream, an outsourced customer care business.

         Hal Rosenbluth, Chairman and CEO of Rosenbluth International, will take an active role in the integration process with a focus on customer and employee needs.

         "Rosenbluth International is widely recognized for its exceptional client relationships, customer service and innovative technology, and we intend to build on their unique strengths, preserving what has made that company great," said Ed Gilligan, Group President, American Express Global Corporate Services. "Working together, we can raise the level of global servicing, deliver the savings benefits of economies of scale to customers and invest more in new technology solutions."

         "Rosenbluth International and American Express have complementary strengths that will mean improved service and savings to clients all over the world," said Hal Rosenbluth. "Each of our companies has been serving travelers for over 100 years, and we have both invested in technology, globalization and employee development as the foundation for service delivery. Rosenbluth International has remained remarkably successful through the difficulties that the industry has experienced over the past three years. From this position of strength, we felt the time was right to combine forces with American Express to create the preeminent travel services company in the world."

A TRANSFORMED BUSINESS MODEL TO MEET GROWING CLIENT NEEDS
         In the last few years, the travel agency model has been completely transformed, from one dependent largely on supplier commissions, to one in which clients pay directly for agency or travel management services. Further, in a tough economy, travel management services have been in great demand, as companies of all sizes have focused on reducing travel expenses by lowering both the cost of the travel process and the cost of travel itself.

         In this environment, the most successful travel management firms require both size and scope. They offer a variety of service delivery options (from onsite offices to telephone call centers to online travel fulfillment); they meet client needs locally and globally, and they deliver service at a reasonable cost by taking advantage of economies of scale. They also are able to negotiate effectively for savings from suppliers and have the resources and scale to invest in the latest technology tools. This approach has been successful for both American Express and Rosenbluth International.

BROADENING CUSTOMER SERVICE
         "Rosenbluth is known for having outstanding talent at all levels, and we hope to build upon this expertise and innovative energy as our two companies join forces," said Charles Petruccelli, President, American Express Global Travel Services. "We will be working side by side to integrate our organizations so that we enhance the customer experience for small, mid-sized and large companies. At the same time, we believe we will be building a more efficient distribution channel that suppliers will value."

         "The needs of today's corporate customers have grown exponentially," said Alex Wasilov, Rosenbluth's President and Chief Operating Officer. "They want a wide range of options related to where and how they're serviced. That means the travel management leader of the future needs the best people, the best technology and the best cost structure. That's what this new organization can deliver."

         Rosenbluth International has approximately 3,600 employees worldwide, excluding the 700 employees currently supporting the Up|Stream business. Its major offices are located in Philadelphia, London and Sydney. American Express will assume responsibility for all Rosenbluth locations except for the call centers dedicated to Up|Stream.

         The Blackstone Group acted as exclusive financial advisor to Rosenbluth International in this transaction and Blank Rome LLP served as their legal counsel. American Express was represented by the law firm of Cleary, Gottlieb, Steen & Hamilton.

         The transaction is expected to have no material impact on American Express Company's earnings per share in 2003. It is expected to be neutral to slightly accretive to EPS in 2004 and 2005, with additional benefits expected in future years.

ABOUT AMERICAN EXPRESS
American Express is the largest travel management company in North America and worldwide, and it is one of the world's largest travel agencies, recording worldwide travel volume of $15.5 billion in 2002. Through its Global Corporate Services business, the company counts nearly 70 percent of the Fortune 500, along with tens of thousands of mid-sized companies, as customers of its Corporate Travel, Corporate Card and/or Corporate Purchasing Solutions. For more information on expense management tools from Corporate Services, visit http://www.americanexpress.com/corporateservices. In the past 10 years, American Express has significantly increased its corporate travel business by growing organically and through careful and gradual acquisitions of agencies with similar or complementary strengths.

The American Express Company is a diversified worldwide travel, financial and network services company founded in 1850. It is a leader in charge and credit cards, Travelers Cheques, travel, financial planning, investment products, insurance and international banking.

ABOUT ROSENBLUTH INTERNATIONAL
Rosenbluth International, headquartered in Philadelphia, PA, is one of the largest privately held companies in the world. It provides comprehensive corporate travel management services worldwide. With annual travel volume in excess of $3 billion and with over 4,300 associates, Rosenbluth International owns operations in 15 countries. Founded in 1892 and recognized as a leader in integrated information management, Rosenbluth International develops innovative business applications and integrated systems that enable it to provide highly personalized service to its clients.
See www.rosenbluth.com.

Both American Express and Rosenbluth International have been ranked among FORTUNE Magazine's "100 Best Companies to Work for in America."

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING THE ACQUISITION OF ROSENBLUTH INTERNATIONAL, INC., WHICH ARE INDICATED BY THE WORDS "WILL," "PLAN", "EXPECT" AND SIMILAR EXPRESSIONS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO:
THE COMPANY'S ABILITY TO RETAIN THE CUSTOMERS OF ROSENBLUTH INTERNATIONAL AFTER THE ACQUISITION CLOSES; THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE ROSENBLUTH INTERNATIONAL'S BUSINESS WITH THE COMPANY'S GLOBAL CORPORATE SERVICES BUSINESS AND REALIZE PLANNED SYNERGY SAVINGS; THE IMPACT OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) ON BUSINESS TRAVEL; AND THE EFFECT OF GENERAL ECONOMIC CONDITIONS ON THE LEVEL OF BUSINESS TRAVEL.

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